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                                                                EXHIBIT 10.1(g)



                          MANAGEMENT SERVICES AGREEMENT

         This Management Services Agreement (the "Agreement") is dated April 10, 2003 (the "Effective Date") between Greeley Partners, L.P., a Texas limited partnership (the "Owner") and CNMK Texas Properties, Ltd., a Texas limited partnership (the "Operator" or "Cinemark").

                                   BACKGROUND

         A. Owner is engaged in the business of constructing, owning and operating a multiplex movie theatre located in Greeley, Colorado on real estate legally described on Exhibit "A" hereto (the "Theatre"). Operator has expertise in the construction, management and operation of movie theatres and related activities.

         B. Owner desires to retain Operator to provide management services with respect to all aspects of constructing and operating the Theatre, and Operator is willing to provide such management services, upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Operator, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                TERM OF AGREEMENT

         1.1 INITIAL PERIOD. This Agreement commences on the Effective Date and shall continue through and including the twentieth anniversary of the Effective Date (the "Initial Period").

         1.2 ADDITIONAL PERIODS. This Agreement shall be extended at the option of either party hereto for one or more additional periods of five (5) years each (each an "Additional Period") unless both Owner and Operator have delivered written notice to the other at least 180 days but not more than 365 days prior to the end of the then Initial Period or Additional Period, as applicable, electing not to extend this Agreement for an Additional Period.

                                   ARTICLE II
                              MANAGEMENT OF THEATRE

         2.1 ENGAGEMENT OF OPERATOR. Subject to the terms and conditions of this Agreement, (a) Owner hereby engages Operator as its sole and exclusive agent for constructing and managing the Theatre during the Term, and (b) Operator hereby accepts such engagement and agrees to fulfill its duties hereunder and to construct, operate, manage, direct, maintain and supervise the Theatre during the Term in a good, businesslike manner and at a standard comparable to the first class theatres operated by Operator on its own behalf or for persons other than Owner.

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         2.2 SPECIFIC DUTIES OF OPERATOR. Operator shall have the sole responsibility and sole authority to make any and all decisions with respect to the day-to-day Theatre operations. Without limiting the generality of the foregoing, Operator shall have the following duties and authority, all at the expense of Owner (subject to Article 4):

             (a) Operator shall determine and put into effect all policies with respect to performance at the Theatre, including, without limitation, showtimes, hours of operation, ticket prices and "goodwill" tickets.

             (b) Operator shall consult with and keep Owner advised concerning all material aspects of Operator's activities with respect to the construction, management and operation of the Theatre.

             (c) Operator shall employ and train, at Owner's expense, theatre managers, assistant managers, management trainees and other employees (collectively, the "Employees") sufficient to direct, supervise and staff the Theatre's operation. The Theatre Employees shall be paid by Owner. Operator shall determine the compensation, fringe benefits and employment duration of all Employees and the assignment of duties to be performed by such Employees, and shall negotiate and settle any labor disputes. Operator shall procure and maintain adequate workers' compensation insurance or other similar insurance as may be required by law, at Owner's expense, covering the Employees.

             (d) Operator shall contract for and purchase on behalf of and in the name of Owner, all merchandise, materials, supplies and accessories to be used in connection with the operation and maintenance of the Theatre, including without limitation, concessions used in connection with the Theatre.

             (e) Operator shall determine and put into effect all Theatre advertising and all business policies with respect to such advertising, including, without limitation, advertising slides, advertising allowances from distributors and settlement of such allowances;

             (f) Operator shall remit when due to the proper governmental authorities all taxes on box office admissions that are not measured by net income and all sales taxes on other Theatre revenues on behalf of Owner. Operator shall also remit all other taxes payable with respect to the operation of the Theatre, including without limitation payroll taxes, and file such tax returns as are required with respect to such taxes. Operator shall timely provide to Owner copies of all such tax returns filed and give Owner access to all financial or other records concerning such taxes.

             (g) Operator shall obtain and maintain, for itself or on behalf of and in the name of Owner, as the case may be, all licenses, permits and authorizations from any governmental authorities that are necessary for the operation of the Theatre in the manner required by this Agreement. Owner agrees to execute and deliver any and all applications and other documents and to otherwise cooperate to the fullest extent with Operator in applying for, obtaining and maintaining all such licenses, permits and authorizations. Operator shall at all times, and at its expense, remain qualified and licensed to do business and be in good standing in the State of Colorado.

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             (h) Operator shall have the right and duty on behalf of and in the name of Owner to contract for and purchase concessions and concession supplies for the Theatres and to set prices for and sell such concessions and concession supplies; to determine and put into effect advertising and all business policies with respect thereto; and to do and perform any and all things ordinarily required in the operation thereof, all without limitation or prejudice to the right and duty of Operator generally to supervise and manage the operations of such Theatre concessions.

             (i) Operator shall maintain at the expense of Owner all insurance coverage customarily carried for comparable theatres in each jurisdiction where the Theatre is located, which shall include, but not be limited to, terms, conditions and provisions typically contained in the insurance policies covering the theatres Operator owns or leases. Each policy shall cover Owner or any mortgagee or beneficiary under any mortgage on the theatre as a named insured and shall waive any rights of subrogation against any named insured. All insurance policies shall include loss payment clauses in the term reasonably required by any mortgage or other agreement. Operator shall have the right to maintain such coverage pursuant to policies covering other properties of Operator, provided that the cost of such coverage is allocated to the Theatre in a manner reasonably acceptable to Owner and Operator.

             (j) Operator shall immediately notify the Owner of any casualty, disaster, loss, damage or injury occurring at the Theatre whether covered by insurance or not. Operator shall not use the Theatre, or permit the same to be used, for any purpose which will make void or voidable any such insurance policies. Operator shall, upon request of Owner, assist Owner in any reasonable manner, as Owner may request, in the settlement of any claim under any such insurance policies.

             (k) Operator shall manage the operations of the Theatre in substantialcompliance with all applicable laws, regulations and other requirements of all governmental and regulatory entities having jurisdiction over the Theatre (collectively, "Regulatory Requirements"). Operator shall not unreasonably refuse or delay compliance with any specific instructions of Owner that are reasonably necessary to cause the Theatre to comply with Regulatory Requirements. Owner shall cooperate with Operator in complying with Regulatory Requirements, including paying all direct costs of compliance, including, without limitation, the costs of third party consultants and reasonable attorneys' fees.

             (l) Subject to Section 10.11 regarding Confidential Information, Operator shall keep, maintain and make available for inspection by any authorized representative of Owner upon its request, at the principal office of Operator and at reasonable times and intervals, sufficient records and other data and books of account reflecting accurately all cash receipts and disbursements and income and expenditures in the management and operation of the Theatre.

             (m) To the extent Operator deems necessary in connection with this Agreement, Operator shall enter into contracts (after receiving approval from Owner in the case of each contract involving expenditures over $100,000.00 annually in the aggregate) on behalf of and in the name of Owner with architects, engineers, tradesmen and other independent contractors to perform services
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with respect to the Theatre and supervise the administration, and monitor the performance, of all work to be performed and services to be rendered under all such contracts.

             (n) On behalf of and in the name of Owner, Operator may enter into such service, maintenance and other contracts, or otherwise obtain or provide such service or maintenance as shall be necessary or appropriate for the operation and maintenance of the Theatre, including the equipment and systems located in or servicing such Theatre, contracts for utilities, elevator maintenance, telephone service, interior cleaning, window cleaning, landscape maintenance, rubbish removal, parking lot maintenance, fuel, heating and air conditioning maintenance, security and vermin and insect extermination.

             (o) On behalf of Owner, Operator shall, subject to Owner approval in case of repairs involving expenditures in excess of the Replacement Reserve (as defined in Section 2.4(a) below), refurbish, remodel and renovate the Theatre, including all landscaping and parking fields, replace or supplement operating equipment and fixtures and make repairs, in each case as it deems necessary fromtime to time to preserve the Theatre as a first-class theatre.
The items of furnishings, fixtures and equipment so replaced or added shall be and become, forthwith upon acquisition and installation and without further act or action, the property of Owner and part of the Theatre (except as may otherwise be provided by the applicable lease or state law). All such replacements and additions shall be purchased by Operator, on behalf of and in the name of Owner, at competitive prices, utilizing the funds in the Replacement Reserve. Any such expenditure in excess of the Replacement Reserve must be approved by Owner in advance. Emergency repairs immediately necessary for the preservation and safety of the Theatre as to avoid the suspension of services to the Theatre or danger of life or property may be made by the Operator without the approval of Owner.

             (p) On behalf of and at the expense of Owner, Operator shall obtain the software for all necessary management information systems and the necessary computer hardware for such systems.

             (q) Operator shall manage the Theatres in a manner that is consistent with and does not violate or cause a default under any leases, reciprocal easement agreements, covenants, common area maintenance agreements and other agreements to which Owner is a party affecting the Theatre (the "Realty Documents") or any covenants, easements or other restrictions on the use of the Theatre.

             (r) Operator shall set programming times and location for the Theatre,subject to the terms of any film licenses restricting Operator's discretion with respect thereto.

             (s) Operator shall receive, consider and handle the complaints of all guests and users of any of the services or facilities of the Theatre.

             (t) Operator shall book and license or cause to be licensed on Owner's behalf, films and other attractions for exhibition in the Theatres, negotiating film rental payments to be made by Owner, select films to be exhibited, holding over existing films, book sneak previews and perform other duties associated with the buying, booking and licensing of films, including without


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limitation, any cooperative advertising with film distributors' trailer placement. Operator shall book and pay film rental for the Theatre consistent with the manner Operator books and pays film rental for the other theatres it operates in the United States. Operator shall maintain a first run film policy unless Owner approves a change of the booking policy in writing.


             (u) Operator shall render the necessary accounting and bookkeeping services generally required in the management of the affairs and operation of theatres.

             (v) Operator shall provide each partner of Owner, via email or fax, with weekend box office and concession revenue figures no later than the end of business every Monday.

             (w) Operator shall provide each partner of Owner the following film week bookings and schedules no later than the end of business each Tuesday.

         2.3 PURCHASES FROM AFFILIATES. In its management of the Theatre, Operator may purchase necessary goods, necessary supplies and necessary services from or through Operator or any of its Affiliates so long as Affiliates are disclosed to each partner of Owner and such prices are competitive and comparable with the prices and terms of goods, supplies and services of like quality available from non-affiliated third parties in an arm's length transaction.

         2.4 DUTIES OF THE OWNER. Owner shall consult with and cooperate with Operator, at Operator's request, in the management and operation of the Theatres and shall have the following specific duties:

             (a) A reserve fund (the "Replacement Reserve") shall be created by Owner for the purpose of refurbishing, remodeling and renovating the Theatre, and replacing and supplementing the operating equipment and fixtures and making repairs, all as described above in Section 2.2(o). Owner shall deposit into the Replacement Reserve a sum of cash at least equal to one and one-half percent (1.5%) of Gross Revenues (as defined below) from the Theatre for each month. Such funds shall be deposited in a separate account in Owner's name. The monthly deposits will be based on the Gross Revenues as shown on the Theatre's monthly unaudited financial statements. Upon receipt of the annual audited financial statements, Owner shall promptly deposit into the Replacement Reserve the amount by which the aggregate monthly deposits for such year was less than one and one-half percent (1.5%) of the annual Gross Revenues as shown on such annual audited financial statements. If one and one-half percent (1.5%) of the annual Gross Revenues shown on such audited financial statements are less than the amount deposited for such year, Owner may reduce the amount of the next monthly deposit(s) by the amount of such overpayment. Notwithstanding anything to the contrary contained herein, at no time shall the balance in the Replacement Reserve exceed $100,000.00. Any expenditure for the purposes described above in
Section 2.2(o) shall be paid out of the Replacement Reserve. Any such expenditure in excess of the Replacement Reserve must be approved by Owner in advance. The term "Gross Revenues" means the sum of all receipts from sales of all items and services sold at or from the Theatre (for cash, credit, redeemed gift certificate or discount tickets), as determined in accordance with generally accepted accounting principles.

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             (b) To the extent performable only by Owner (and not Operator as agent of and on behalf of Owner), Owner shall use its best efforts to ensure compliance with all Regulatory Requirements and Realty Documents.

         2.5 OPERATOR'S PERFORMANCE WAIVED. Notwithstanding anything contained in this Article II or elsewhere in this Agreement, Operator shall be excused from its obligation to operate the Theatre in conformity with the standards set out in Section 2.1 and, to the extent but only to the extent Operator is unable to do so, perform the duties set forth in Section 2.2:

             (a) to the extent Operator shall be prevented from compliance with such standards or performance of such duties by events beyond Operator's reasonable control, for the duration of such events, provided Operator shall take all reasonable action to keep such period as short as possible;

             (b) to the extent of any material breach by Owner of any provision hereof, which breach prevents Operator from operating the Theatre in accordance with such standards or performing such duties and is not cured within a reasonable period of time after written notice of such breach to Owner by Operator; and

             (c) to the extent and whenever there is herein provided a limitation upon Operator's ability to expend funds because of Owner's failure to make such funds available, it being understood that in no event shall Operator be required to expend its own funds to operate, maintain, repair or refurbish the Theatre or to advance from its own funds to pay for any costs or other expenditures authorized pursuant to the terms of this Agreement. However, Operator shall bear and pay all of its own overhead, including the salaries of its own officers, supervisory, administrative or accounting personnel.


                                   ARTICLE III
                               COSTS AND EXPENSES

         3.1 BANK ACCOUNTS. All monies advanced to the Theatre by Owner and all Theatre revenues and all other funds of Owner with respect thereto shall be deposited in a bank account or bank accounts (the "Owner Accounts") designated by Owner, and Operator shall have unrestricted use of such funds as are reasonably required to be maintained in the Owner Accounts to reimburse Operator for any costs to be borne by Owner hereunder, to carry on the operation of the Theatres and to make payments, on a basis substantially the same as that of Operator in the conduct of its business, of the expenses incurred to carry on the operation of the Theatre. Appropriate backup relating to payments made to Operator for reimbursement of costs to be borne by Owner shall be sent to Owner within thirty (30) days of such payments. Owner acknowledges that the operation of the Theatre will require sufficient cash availability on an ongoing basis to enable the business to be properly conducted and that the Owner will maintain sufficient funds in the Owner Accounts for such purpose.

         3.2 DISBURSEMENTS. Operator shall pay from the Owner Accounts, on behalf of Owner, the costs and expenses of operating the Theatre. Checks or other documents of withdrawal drawn

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upon the Operating Accounts shall be signed by representatives of Owner or
Operator, as agent for Owner.

         3.3 ALLOCATION OF EXPENSES AND OVERHEAD COSTS. Operator shall have the right to utilize its employees and assets in connection with the operation of the Theatres as required under this Agreement. When doing so, Operator shall be reimbursed for any necessary and direct out-of-pocket costs for travel, meals and lodging while performing services for the Theatre in Greeley, Colorado. Such costs shall be allocated on a prorata basis if Operator's costs also covered work at Operator's other theatre(s) in Colorado.

                                   ARTICLE IV
                   MANAGEMENT FEES AND REMITTANCE TO OPERATOR

         Operator shall not receive a management fee for its services hereunder, but shall be reimbursed for any expenses incurred by it rendering its management services under this Agreement, including the salaries and benefits, consistent with operation policies and practices for other theatres owned or operated by Operator, of all on-site Employees, provided that none of the on-site Employees provide any services to any of Operator's other theatres. If there are employees who provide services to other theatres, any expenses incurred by such employees shall be shared on a prorata basis. However, Operator shall bear and pay all of its own overhead, including the salaries, benefits and bonuses of its own officers, supervisory, administrative or accounting personnel.

         Nothwithstanding anything to the contrary above, if Metro Colorado Corporation or any affiliate of Metropolitan Theatres Corporation ("MTC") or entity owned or controlled by MTC, Bruce Corwin or David Corwin is no longer a limited partner of the Owner, Owner agrees to pay Operator an annual management fee (the "Management Fee") equal to (i) six percent (6%) of the aggregate Gross Revenues of the Theatre in each year. In such event, on or before the 30th day of each month, Owner shall pay Operator the portion of the Management Fee earned during the preceding month based upon the financial statements of Owner prepared by Operator. Within 30 days after the audited financial statements of Owner for the preceding fiscal year are delivered to Operator and Owner, the parties shall calculate the amount of the Management Fee for such fiscal year and any adjustments between the parties shall be made.

                                    ARTICLE V
                              INTELLECTUAL PROPERTY

         5.1 THEATRE BRANDING. During the term of this Agreement, the Theatre shall be operated, marketed and branded as a Cinemark Theatre. Owner acknowledges that Operator and its Affiliates own and use all registered names, logos, insignias, trademarks, trade dress and other intellectual property specified on Exhibit "A" and others used in the future (collectively, the "Cinemark Trademark Rights") in the operation of any Cinemark theatre, including the Theatre.

         5.2 GRANT OF LICENSE. Operator hereby grants Owner during the term of this Agreement the conditional, limited and non-exclusive right, without royalties or other consideration, to use the


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Cinemark Trademark Rights in connection with the operation of the Theatre in accordance with this Agreementand for no other purpose. Owner acknowledges and agrees that:

             (a) The license granted to Owner hereunder shall not restrict Operator and its Affiliates' use of the Cinemark Trademark Rights in any manner, including without limitation, competing with the Theatre, Owner or its partners.

             (b) Owner shall not, by virtue of the operation of the Theatre, acquire any right to any of the Cinemark Trademark Rights, and any goodwill derived from use of the Cinemark Trademark Rights in connection with the Theatre shall inure to the benefit of Operator and its Affiliates.

             (c) The license to use the Cinemark Trademark Rights granted hereunder shall terminate upon termination of this Agreement, and Operator and its Affiliates shall be under no obligation to offer or extend such license for any purpose, upon termination due to sale of the Theatre or otherwise.

             (d) Owner shall not contest or dispute Operator and its Affiliates' ownership of the Cinemark Trademark Rights.

             (e) The Theatre shall use only labeling, packaging, advertising, promotional and other items using the Cinemark Trademark Rights that have been approved by Operator to ensure that Owner is maintaining appropriate quality standards regarding the use of the Cinemark Trademark Rights in a manner consistent with the quality standards of Operator and its Affiliates.

                                   ARTICLE VI
                                   TERMINATION

         This Agreement may be terminated only in accordance with this Article.

         6.1 TERMINATION FOR CAUSE BY OWNER. Owner may terminate this Agreement for Cause in accordance with this Section 6.1. The term "Cause" shall mean that
(i) Operator has breached the terms of this Agreement by committing any act or acts of bad faith, willful misconduct or gross negligence that have, individually or in the aggregate, had a materially adverse effect on the business or operations of Owner, taken as a whole; (ii) Operator has breached this Agreement or failed to satisfy its obligations hereunder in any material respect and such breach or default was within the power of the Operator to cure;
(iii) Owner sells, assigns or subleases the entire Theatre to an independent third party or (iv) one of the partners of Owner buys the entire interest of the other partner. At any time Owner determines that there is Cause, Owner may give Operator written notice of Owner's intention to seek termination, specifying in reasonable detail the Cause (a "Termination Notice"). If Operator fails to cure such Cause with thirty (30) days of receipt of such Notice, Owner may pursue arbitration pursuant to Section 10.1, and Owner agrees not to terminate this Agreement unless and until there is a final arbitral award from the panel of arbitrators entitling Owner to do so. However, if a longer period is actually necessary in order to cure the Cause, Owner shall not pursue arbitration in accordance with Section 10.1 to terminate this Agreement until the

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earlier of (a) the cure of the Cause, in which case the termination notice shall be ineffective; or (b) Operator discontinues diligently pursuing a cure for the Cause.

         6.2 Termination for Cause by Manager. By Manager, ten (10) days after Owner's receipt of a written notice from Manager that a monetary default by Owner has occurred, and thirty (30) days after Owner's receipt of a written notice from Manager that a non-monetary default by Owner of any material provision of this Agreement has occurred ("Owner Default"); provided, however, if any non-monetary default by Owner cannot be cured within the foregoing thirty
(30) day period, it shall not terminate this Agreement and Owner shall have an additional period to cure such default, if corrective action is instituted by Owner within the original thirty (30) day period and diligently and, to the extent practical, continuously pursued until the default is remedied. All claims of Owner Default shall be stated with reasonable particularity and specify the Section hereof believed to be breached.

         6.3 TERMINATION IN CONNECTION WITH OTHER AGREEMENTS. This Agreement may be terminated in accordance with the provisions of the Limited Partnership Agreement of Greeley Partners, L.P.

         6.4 EFFECT OF TERMINATION. If this Agreement is terminated for any reason, any amounts accrued but not yet paid to Operator hereunder shall be payable by Owner at the time of such termination, and the Operator shall deliver to the Owner the originals of all books, records, contracts and all other documents, certificates, permits or instruments relating to the Theatre. Additionally, upon the expiration or earlier termination of this Agreement, Operator shall have the right to remove all items using the Cinemark Trademark Rights, including without limitation, Operator's signage, except those items using the Cinemark Trademark Rights and the Confidential Information. Operator shall pay the cost to repair any damage to the Theatre inflicted upon removal of such items.

                                   ARTICLE VII
                             SUCCESSORS AND ASSIGNS

         7.1 ASSIGNMENT BY OPERATOR. Operator shall have the right to assign its rights and obligations under this Agreement, without the consent of Owner, to any wholly-owned subsidiary of Operator, provided such subsidiary is engaged primarily in the management of first-run motion picture theatres and is managing a majority of Operator's other theatres. Except as herein above provided, Operator shall not assign its rights and obligations under this Agreement without the approval of Owner, which may be withheld in Owner's sole and absolute discretion. After an assignment of this Agreement after receipt of approval for any assignment as provided for in the preceding sentence, Operator's liability hereunder shall terminate for any of its obligations after the date of such assignment. It is understood and agreed that any approval given by Owner to any assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case.

         7.2 ASSIGNMENT BY OWNER. Owner shall not assign its rights and obligations under this Agreement without the approval of Operator, which may be withheld in Operator's sole and absolute discretion. Upon an assignment of this Agreement after receipt of approval for any assignment as


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provided for in thepreceding sentence, Owner's liability hereunder shall terminate for any of its obligations after the date of such assignment. It is understood and agreed that any approval given by Operator to any assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case.

         7.3 BINDING ON SUCCESSORS. Except as otherwise provided herein, the terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the permitted assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to and shall be appurtenant to and run with the Theatre and shall be binding on any subsequent owner of any interest in the Theatre.

                                  ARTICLE VIII
                                GENERAL COVENANTS

         8.1 RELEASE OF OPERATOR. Operator, its directors, agents, officers, employees and Affiliates, as agents of Owner, shall not be liable to Owner or to any other person or entity for any act or omission committed in the performance of this Agreement unless such act constitutes bad faith, gross negligence, fraud or willful and wanton misconduct. Notwithstanding any other provision of this Agreement, in no event shall Owner make any claims against Operator on account of any alleged errors of judgment made in good faith in the operation of the Theatre.

         8.2 INDEMNIFICATION OF OPERATOR. Owner hereby agrees to defend, indemnify and hold harmless Operator, its agents, directors, employees, officers and Affiliates from and against any claim, liability, loss, damage, cost or expense (including reasonable attorneys' fees) arising out of or incurred in connection with (a) Operator's operation of the Theatre unless caused by the bad faith, gross negligence, material misrepresentation, fraud or willful and wanton misconduct of Operator, or (b) Owner's breach of this Agreement. It is the express intention of the parties hereto that the indemnity provided for in this
Section is an indemnity by Owner to indemnify and protect Operator from the consequences of Operator's ordinary (as opposed to gross) negligence, whether that negligence is the sole or a concurring cause of any loss, injury, death or damage. This Section 8.2 shall survive the termination or expiration of this Agreement.

         8.3 INDEMNIFICATION OF OWNER. Operator hereby agrees to defend, indemnify and hold harmless Owner, its agents, directors, employees, officers and Affiliates from and against any claim, liability, loss, damage, cost or expense (including reasonable attorneys' fees) arising out of or incurred in connection with (a) Operator's operation of the Theatre in a grossly negligent manner, or arising from Operator's bad faith, material misrepresentation, or fraudulent or willful and wanton misconduct, or (b) Operator's breach of this Agreement. This Section 8.3 shall survive the termination or expiration of this Agreement.



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                                   ARTICLE IX
                                     NOTICES

         All notices to be given hereunder shall be given in writing and shall be deemed given (i) when delivered by messenger with receipt obtained, (ii) when received if sent by overnight delivery service with receipt retained, (iii) when sent by telecopy if notice is also sent the same day by overnight delivery service, or (iv) by the United States mails (and, if mailed, shall be deemed received five (5) business days after the postmarked date thereof) with postage prepaid, registered or certified; and delivered or addressed to:

If to Owner:               Greeley Partners, L.P.
                           c/o Cinemark USA, Inc.
                           3900 Dallas Parkway, Suite 500
                           Plano, Texas 75093
                           Attn: President

With copy to:              Metro Colorado Corporation
                           c/o Metropolitan Theatres Corporation
                           8727 West 3rd Street
                           Los Angeles, California 90048
                           Attn: David Corwin

If to Operator:            Cinemark USA, Inc.
                           3900 Dallas Parkway, Suite 500
                           Plano, Texas 75093
                           Attn: President

With copy to:              Cinemark USA, Inc.
                           3900 Dallas Parkway, Suite 500
                           Plano, Texas 75093
                           Attn: Vice President-General Counsel

Either party hereto may change the address for notices hereunder by such party giving notice of such change to the other party hereto in the manner hereinabove provided.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 ARBITRATION. Any claim, dispute or other matter in question between the parties hereto arising out of or relating to this Agreement, or the breach thereof, shall be decided by arbitration in accordance with the rules of the American Arbitration Association in effect on the date hereof before three
(3) arbitrators; one designated by each party and the third in accordance with the Rules of the American Arbitration Association. Any such arbitration shall be conducted in Dallas, Texas unless the parties mutually agree to another location. The arbitrators shall be qualified by education, training or experience as may be appropriate according to the nature of the claim, dispute


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or other matter in question. The foregoing agreement to arbitrate and any other agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. To the extent permitted by law, by agreeing to engage in the arbitration provided for in this Section 10.1, the parties waive their right to appeal any decision made by the arbitrators. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen; and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. All costs and expenses (including reasonable attorneys' fees and costs) in connection with any such arbitration shall be borne in the manner which the arbitrators making the determination shall direct. Notwithstanding the provisions of this Section, either party may seek appropriate injunctive relief for any threatened breach.

         10.2 SPECIFIC PERFORMANCE. The parties declare that it is impossible to measure in money the damages that will accrue to a party hereto by reason of a breach of this Agreement by a party hereto or a failure of a party hereto to otherwise perform any of the obligations under this Agreement. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any person against whom any such action or proceeding is brought hereby waives the claim or defense therein that such party has or had an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. Further, the parties hereto expressly agree that any non-breaching party shall have the right to injunctive relief for breach of any of the terms hereof, plus damages for such breach to the maximum extent permitted by law.

         10.3 NO WAIVER. No failure by Operator or Owner to insist upon the strict performance of any covenant, agreement, terms or conditions of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         10.4 FURTHER ASSURANCES. Each party hereto shall further execute and deliver all such other appropriate supplemental agreements and other instruments and take such other action as may be necessary to make this Agreement fully and legally effective, binding and enforceable as between the parties hereto and as against third parties, or as the other party may reasonably request.

         10.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         10.6 PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, as the case may be, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10.7 ENTIRE AGREEMENT. This instrument, together with the exhibits hereto, shall constitute the entire agreement between the parties with respect to the management of the Theatre.

         10.8 AMENDMENTS. Neither this Agreement nor any term or provision hereof may be changed, waived or discharged or terminated orally, except by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

         10.9 CAPTIONS. The captions to the sections of this Agreement are for the convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or any party thereof, nor in any other way affect this Agreement or any part thereof.

         10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which, when taken together, shall constitute one and the same Agreement.

         10.11 CONFIDENTIAL INFORMATION. In performing its duties under this Agreement, Operator may use operating procedures and practices for the Theatre that are used in its other theatres similar to the Theatre. Owner and Operator recognize that in the ordinary course of performing this Agreement, it will be necessary, and each may exchange information on pricing, marketing, advertising, booking and employment practices with respect to the operation of the Theatre. Owner and Operator acknowledge that all of Operator's procedures and practices in the Theatre and in other theatres that Operator may own or operate, including without limitation, those procedures relating to pricing, marketing, advertising, booking and employment practices are proprietary and confidential (collectively, "Confidential Information"), are proprietary and confidential. Accordingly, neither Owner nor its representatives shall be entitled to see or inspect the Confidential Information, and to the extent such Confidential Information is provided by Operator, such information shall remain Operator's property and shall not be disclosed by Owner to any third party.

         10.12 AUTHORITY, BINDING AGREEMENT. Each party to this Agreement represents and warrants that (i) it is a corporation (or limited liability company or limited partnership, as applicable) duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and in the case of the Operator, it is a qualified foreign corporation under the laws of Texas, (ii) it has the requisite power to execute, deliver and perform this Agreement, (iii) the execution, delivery and performance by it of this Agreement has been duly and validly authorized by all necessary corporate actions, and (iv) this Agreement constitutes the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION
                         THAT IS BINDING ON THE PARTIES


                                                     CNMK TEXAS PROPERTIES, LTD.
                                                     a Texas limited partnership

                                                     By: SUNNYMEAD CINEMA CORP.,
                                                         its General Partner

                                                     By: /s/ Michael Cavalier
                                                         ----------------------
                                                     Name: Michael Cavalier
                                                     Title: Vice President-
                                                     General Counsel

                                                     GREELEY, LTD.
                                                     A Texas limited partnership

                                                     By: GREELEY HOLDINGS, INC.,
                                                         Its general partner

                                                     By:  /s/ Alan W. Stock
                                                          ---------------------
                                                     Name: Alan W. Stock
                                                     Title: President


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